UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, approximately 373 non-duplicative proofs of claim involving diacetyl have been filed against Chemtura Corporation (the “Company”) as part of its Chapter 11 cases, approximately 366 of which have been filed by individual claimants, and approximately 7 of which have been filed by Citrus & Allied Essences, Ltd. (“Citrus”), and other users of diacetyl seeking contribution or indemnity.

As previously disclosed, the law firm of Humphrey, Farrington & McClain, P.C. (“HFM”) represents 347, or over 90%, of the individual claimants who have filed proofs of claim against the Company alleging injury caused by exposure to diacetyl.  On July 28, 2010, Chemtura and HFM entered into an agreement to settle the claims of HFM’s clients for a total of $50 million (the “HFM Settlement Agreement” or “HFM Settlement”).  The HFM Settlement Agreement was approved by the Bankruptcy Court at a hearing held on August 23, 2010.

As previously disclosed, the Company’s insurers had denied coverage for the diacetyl claims and the Company and its insurers were engaged in litigation regarding insurance coverage for the diacetyl claims.  On August 20, 2010, Chemtura entered into a settlement agreement with its insurers regarding coverage for diacetyl claims.  The insurers agreed, among other things, to fund a portion of the HFM Settlement and to provide insurance coverage for other pending diacetyl claims and future diacetyl claims (the “Insurance Settlement”).  The Insurance Settlement is subject to Bankruptcy Court approval.  As a result of the HFM Settlement and Insurance Settlement, the Company believes that pending diacetyl claims, either individually or in the aggregate, will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Forward-Looking Statements

This Current Report on Form 8−K includes “forward-looking statements.”  These statements include but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as “believes,” “expects,” “contemplates,” “anticipates,” “plans,” “intends,” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters.  These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control.  There can be no assurance that our beliefs or expectations will be achieved.  Actual results may differ materially from our beliefs or expectations.  Important factors that could cause actual outcomes to differ materially from those in the forward-looking statements include the following:  the actual outcome of pending diacetyl legal proceedings, our ability to realize the expected benefits of the HFM Settlement and Insurance Settlement, risks and uncertainties associated with our Chapter 11 plan of reorganization, including our ability to successfully complete a restructuring of our balance sheet, and other factors described in our periodic reports, including Item 1A Risk Factors of our Quarterly Report on Form 10-Q for the period ended June 30, 2010.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Billie S. Flaherty Name: Billie S. Flaherty Title: SVP, General Counsel & Secretary

Date:	August 26, 2010